Exhibit 99.1

Quality Distribution, Inc. Announces Preliminary Fourth Quarter 2012 Results

Tampa, FL – February 12, 2013– Quality Distribution, Inc. (NASDAQ: QLTY) (“Quality”), a North American logistics and transportation provider with market leading businesses, today announced the following estimated preliminary fourth quarter 2012 results:

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For the three-month period ended December 31, 2012, Quality expects its total revenue to be approximately $215.0 million, operating income to be within the range of $9.9 million to $10.6 million, and adjusted EBITDA to be within the range of $20.0 million to $20.7 million. Expected adjusted EBITDA excludes the following: costs associated with the previously disclosed termination of an independent affiliate relationship of $1.3 million, residual acquisition expenses of $0.6 million, the effects of Hurricane Sandy of $0.7 million, and acquisition earnout adjustments of ($2.6) million (a reconciliation of estimated operating income to estimated adjusted EBITDA is included in the attached financial exhibits);

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For the three-month period ended December 31, 2012, Quality expects revenue from its chemical logistics business to be approximately $145.0 million, revenue from its energy logistics business to be approximately $39.0 million and revenue from its intermodal business to be approximately $31.0 million;

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For the three-month period ended December 31, 2012, Quality expects net income to be within the range of $0.19 and $0.21 per diluted share. After applying a normalized tax rate of 39%, and excluding the other items noted above, Quality expects adjusted net income to be within the range of $0.10 to $0.12 per diluted share (a reconciliation of estimated net income to estimated adjusted net income is included in the attached financial exhibits);

•

Cash and total debt at December 31, 2012 were approximately $2.7 million and $418.8 million, respectively. Borrowing availability under the Company’s asset-based revolving credit facility was $55.2 million at December 31, 2012;

•	For the three-month period ended December 31, 2012, gross capital expenditures were $4.9 million and sales of equipment were $6.0 million.

This information is being provided in anticipation of the Company’s participation in the Stifel Nicolaus Transportation and Logistics Conference and the BB&T 28th Annual Transportation Conference on Wednesday, February 13, 2013. The Company plans to release its full fourth quarter and fiscal year 2012 financial results on Wednesday, February 20, 2013 (see details below).

On November 23, 2012, the Company initiated a program to repurchase up to $15 million of its common stock. During the fourth quarter of 2012, the Company repurchased 0.6 million shares for approximately $3.7 million. From January 1, 2013 through February 11, 2013, the Company repurchased 0.5 million shares for approximately $3.2 million.

“Our preliminary fourth quarter results were in line with the overall expectations we shared during our third quarter conference call,” stated Gary Enzor, Chief Executive Officer. “Our revenues across the board were solid, although margins in our Energy segment contracted more than anticipated as we continue to address asset utilization issues and other challenges within certain shale operations. We have restructured managerial responsibilities within Energy, which we expect to deliver improvements over the coming quarters.”

“During the fourth quarter, we successfully contained capital spending while simultaneously selling idle, excess and under-utilized equipment and real estate,” said Joe Troy, Chief Financial Officer. “Elevated asset sale activity, combined with our free cash flow, provided sufficient resources to repurchase shares under our open market program, which has continued into our first quarter of 2013.”

Quality intends to release its full fourth quarter and fiscal 2012 financial results after the market closes on Wednesday, February 20, 2013. Quality will host a conference call for equity analysts and investors to discuss these results on Thursday, February 21, 2013 at 10:00 a.m. Eastern Time. The toll free dial-in number is 888-278-8459; the toll number is 913-312-1466; the passcode is 1356467. A replay of the call will be available through March 23, 2013, by dialing 888-203-1112; the passcode is 1356467. A webcast of the conference call may be accessed in the Investor Relations section of Quality’s website. Copies of the earnings release and other financial information about Quality may also be accessed in the Investor Relations section of Quality’s website at www.qualitydistribution.com. The Company regularly posts or otherwise makes available information within the Investor Relations section that may be important to investors.

Reconciliation of Estimated Adjusted Net Income and Estimated Adjusted Net Income per Share to Estimated Net Income

Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are not measures of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Adjusted Net Income and Adjusted Net Income per Share, EBITDA and Adjusted EBITDA are presented herein because they are important metrics used by management to evaluate and understand the performance of the ongoing operations of Quality’s business. For Adjusted Net Income, management uses a 39% tax rate for calculating the provision for income taxes to normalize Quality’s tax rate to that of competitors, and to compare Quality’s reporting periods with different effective tax rates. In addition, in arriving at Adjusted Net Income and Adjusted Net Income per Share, the Company adjusts for significant items that are not part of regular operating activities. These adjustments include acquisition costs, unusual legal and claims settlements, independent affiliate conversion costs, hurricane effects and earnout adjustments.

The following table presents the calculation of Estimated Adjusted Net Income and Estimated Adjusted Net Income per Share ranges for the periods presented:

(in millions, except per share amounts)	Three-months ended December 31, 2012
	Low	High
Estimated net income	$5.2	$5.9

Estimated net income per common share:
Basic	$0.19	$0.22

Diluted	$0.19	$0.21

Weighted average number of shares:
Basic	27.3	27.3
Diluted	27.8	27.8

Reconciliation:

Estimated net income	$5.2	$5.9
Adjustments to estimated net income:
Benefit from income taxes	(0.5)	(0.5)
Acquisition costs	0.6	0.6
Affiliate conversion costs	1.3	1.3
Hurricane effects	0.7	0.7
Earnout adjustments	(2.6)	(2.6)

Estimated adjusted income before income taxes	4.7	5.4
Provision for income taxes at 39%	1.8	2.1

Estimated adjusted net income	$2.9	$3.3

Estimated adjusted net income per common share:
Basic	$0.11	$0.12

Diluted	$0.10	$0.12

Weighted average number of shares:
Basic	27.3	27.3
Diluted	27.8	27.8

Reconciliation of Estimated Adjusted EBITDA to Estimated Operating Income

Quality’s Estimated Adjusted EBITDA for the reconciliation below is defined as operating income before depreciation and amortization, employee non-cash compensation, other expense items, acquisition costs, unusual legal and claims settlements, independent affiliate conversion costs, hurricane effects and earnout adjustments. Estimated Adjusted EBITDA is not a measure of financial performance or liquidity under United States Generally Accepted Accounting Principles (“GAAP”). Estimated Adjusted EBITDA may not be directly comparable to similarly titled measures reported by other companies due to differences in accounting policies and items excluded or included in the adjustments, which limits its usefulness as a comparative measure. Estimated Adjusted EBITDA is a measure used by our management to facilitate internal comparisons to competitors’ results and the bulk transportation industry in general. We believe that financial information based on GAAP for highly leveraged businesses, such as ours, should be supplemented by Estimated Adjusted EBITDA so investors better understand our financial information in connection with their evaluation of our business.

The following table presents the calculation of Estimated Adjusted EBITDA for the periods presented:

	Three-months ended December 31, 2012
(in millions)	Low	High

Estimated operating income	$9.9	$10.6

Reconciliation:
Depreciation and amortization	6.6	6.6
Employee non-cash compensation	0.9	0.9
Other non-operating expense items	2.6	2.6
Acquisition costs	0.6	0.6
Affiliate conversion costs	1.3	1.3
Hurricane effects	0.7	0.7
Earnout adjustments	(2.6)	(2.6)

Estimated Adjusted EBITDA	$20.0	$20.7

About Quality

Headquartered in Tampa, Florida, Quality operates the largest chemical bulk logistics network in North America through its wholly-owned subsidiary, Quality Carriers, Inc., and is the largest North American provider of intermodal tank container and depot services through its wholly-owned subsidiary, Boasso America Corporation. Quality also provides logistics and transportation services to the unconventional oil and gas industry including crude oil, proppant sand, fresh water, and production fluids, through its wholly-owned subsidiaries QC Energy Resources, Inc. and QC Environmental Services, Inc. Quality’s network of independent affiliates and independent owner-operators provides nationwide bulk transportation and related services. Quality is an American Chemistry Council Responsible Care® Partner and is a core carrier for many of the Fortune 500 companies that are engaged in chemical production and processing.

This press release contains certain forward-looking information that is subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Forward-looking information is any statement other than a statement of historical fact. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those expected or projected in the forward-looking statements. Without limitation, risks and uncertainties regarding forward-looking statements include (1) the effect of local, national and international economic, credit and capital market conditions on the economy in general, on our ability to obtain desired debt financing and on the particular industries in which we operate, including excess capacity in the industry, the availability of qualified drivers, changes in fuel and insurance prices, interest rate fluctuations, and downturns in customers’ business cycles and shipping requirements; (2) our substantial leverage and our ability to make required payments and comply with restrictions contained in our debt arrangements or to otherwise generate sufficient cash flow from operations or borrowing under our ABL Facility to fund our liquidity needs; (3) competition and rate fluctuations, including fluctuations in prices and demand for commodities such as natural gas and oil; (4) our reliance on independent affiliates and independent owner-operators; (5) a shift away from or slowdown in production in the shale regions in which we have energy logistics operations; (6) our liability as a self-insurer to the extent of our deductibles as well as changing conditions and pricing in the insurance marketplace; (7) increased unionization, which could increase our operating costs or constrain operating flexibility; (8) changes in the future to, or our inability to comply with, governmental regulations and legislative changes affecting the transportation industry generally or in the particular segments in which we operate;(9) federal and state legislative and regulatory initiatives, which could result in increased costs and additional operating restrictions upon us or our oil and gas frac shale energy customers; (10) the use of disposal wells and other disposal sites in our energy logistics business; (11) our ability to comply with current and future environmental regulations and the increasing costs relating to environmental compliance; (12) potential disruptions at U.S. ports of entry; (13) diesel fuel prices and our ability to recover costs through fuel surcharges; (14) our ability to attract and retain qualified drivers;(15) terrorist attacks and the cost of complying with existing and future anti-terrorism security measures; (16) our dependence on senior management; (17) the potential loss of our ability to use net operating losses to offset future income; (18) potential future impairment charges; (19) the interests of our largest shareholder, which may conflict with your or our interests; (20) our ability to successfully identify acquisition opportunities, consummate such acquisitions and successfully integrate acquired businesses and converted affiliates and achieve the anticipated benefits and synergies of acquisitions and conversions, the effects of the acquisitions and conversions on the acquired businesses’ existing relationships with customers, governmental entities, affiliates, owner-operators and employees, and the impact that acquisitions and conversions could have on our future financial results and business performance and other future conditions in the market and industry from the acquired businesses; (21) our ability to execute plans to profitably operate in the transportation business and disposal well business within the energy logistics market; (22) our success in entering new markets; (23) adverse weather conditions; (24) our liability for our proportionate share of unfunded vested benefit liabilities, particularly in the event of our withdrawal from any of our multi-employer pension plans; and (25) changes in planned or actual capital expenditures due to operating needs, changes in regulation, covenants in our debt arrangements and other expenses, including interest expenses. Readers are urged to carefully review and consider the various disclosures regarding these and other risks and uncertainties, including but not limited to risk factors contained in Quality Distribution, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2011 and its Quarterly Reports on Form 10-Q, as well as other reports filed with the Securities and Exchange Commission. Quality disclaims any obligation to update any forward-looking statement, whether as a result of developments occurring after the date of this release or for any other reasons.

Contact:	Joseph J. Troy
Executive Vice President and Chief Financial Officer
800-282-2031 ext. 7195